UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

GENENTECH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-9813	94-2347624
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 225-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 16, 2005, Genentech entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Purchase Agreement”) with Biogen Idec Inc. (“Biogen Idec”) regarding the sale to Genentech of Biogen Idec’s large-scale biologics manufacturing facility located in Oceanside, California. Specifically the transaction involves the sale to Genentech of approximately 60 acres of land, together with certain improvements, personal property, appurtenances, intangibles and assumed contracts (collectively, the “Property”). Genentech will pay $408,130,000, in cash at the closing plus one-half of the sales taxes relating to the transfer of the Property. The closing is subject to the satisfaction of certain conditions and may occur as early as June 23, 2005. A portion of the purchase price equal to some of the remaining payments owed by Biogen Idec to DPR Construction, Inc., a general contractor retained by Biogen Idec to make certain improvements to the Property, will be deposited into an escrow account at closing to pay for the completion of the design and construction of such improvements.

     Genentech and Biogen Idec will enter into various agreements pursuant to which they will provide certain services to each other relating to the manufacturing facility during a limited period of time after the closing.

     Genentech and Biogen Idec are parties to an Amended and Restated Collaboration Agreement dated June 19, 2003 under which the parties collaborate on the development and commercialization of anti-CD20 antibodies targeting B-cell disorders for a broad range of indications, including RITUXAN® (rituximab) approved for the treatment of relapsed or refractory low-grade or follicular, CD20 positive, B-cell non-Hodgkin’s lymphoma. Under the original collaboration agreement, entered into in March 1995, Biogen Idec granted Genentech a worldwide license to develop, commercialize and market RITUXAN in multiple indications. In exchange for these worldwide rights, Biogen Idec has copromotion rights in the U.S. and a contractual arrangement under which Genentech shares a portion of the pretax U.S. copromotion profits of RITUXAN with Biogen Idec and pays license fees to Biogen Idec on sales of RITUXAN outside of the United States.

     The parties issued a press release on June 16, 2005, announcing the execution of the Purchase Agreement. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c)   Exhibits.

Exhibit No.
99.1	Press Release of Genentech, Inc. and Biogen Idec Inc. dated June 16, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2005	By:	/s/ Stephen G. Juelsgaard
Stephen G. Juelsgaard
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Genentech, Inc. and Biogen Idec Inc. dated June 16, 2005.